Exhibit 4.8
DESCRIPTION OF THE COMPANY’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

        This exhibit contains a summary description of each class of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These summary descriptions are not meant to be complete descriptions of each security and such descriptions are qualified in their entirety by, and should be read in conjunction with, our charter, our bylaws and applicable Maryland law.

General

        Our charter provides that we may issue up to 1,000,000,000 shares of stock, including 800,000,000 shares of common stock, $0.01 par value per share. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter also provides that a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, without stockholder approval.
        Pursuant to our charter, we are currently authorized to designate and issue up to 200,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such terms of each class or series of preferred stock, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption and the number of shares constituting any class or series, as our board of directors may determine, without any vote or action by our stockholders, of which (i) 8,400,000 shares are classified as 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series D Preferred Stock”), (ii) 9,900,000 shares are classified as 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series E Preferred Stock”), (iii) 7,750,000 shares are classified and designated as 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series F Preferred Stock”), and (iv) 3,450,000 shares are classified and designated as 7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 per value per share (our “Series G Preferred Stock” and, together with our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, our “Outstanding Series of Preferred Stock”). Our board of directors may, without the approval of holders of our Outstanding Series of Preferred Stock or our common stock, classify and designate additional series of authorized preferred stock ranking junior to or on parity with our Series D Preferred Stock, our Series E Preferred Stock, our Series F Preferred Stock or our Series G Preferred Stock or classify and designate additional shares of our Series D Preferred Stock, our Series E Preferred Stock, our Series F Preferred Stock or our Series G Preferred Stock and authorize the issuance of such shares.
In this exhibit, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue that by its terms ranks junior to the applicable stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (ii) our “Parity Stock” means the Outstanding Series of Preferred Stock and any other class or series of stock we may issue in the future that by its terms ranks on parity with the applicable stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue that by its terms ranks senior to the applicable stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities that we have issued or may issue in the future.

DESCRIPTION OF COMMON STOCK
Voting Rights of Common Stock
        Except as provided with respect to any other class or series of shares of our stock and subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of stock entitled to vote thereon can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence, except for certain charter amendments related to the amendment of our charter, the removal of our directors, the classification and issuance of common and preferred stock and the restrictions on transfer and ownership of shares.
Dividends, Liquidation and Other Rights
        All of our outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.
        Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the restrictions on transfer and ownership of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
Restrictions on Ownership and Transfer
        In order to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, if certain “disqualified organizations” hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool (“TMP”). In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit, or REMIC. To the extent we own a TMP or REMIC residual interest through a taxable REIT subsidiary (“TRS”), we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such TRS.

        To help us to continue to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. As amended, our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors is permitted under our charter to increase or decrease the common stock ownership limit and the aggregate stock ownership limit from time to time, and to waive these ownership limits (prospectively or retroactively) on a case by case basis so long as the waiver will not allow five or fewer individuals to beneficially own more than 49.9% in value of our outstanding capital stock or otherwise cause us to fail to comply with applicable REIT ownership requirements under the Internal Revenue Code. Our charter prohibits the following “disqualified organizations” from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer's cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code and any rural electrical or telephone cooperative.
        Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held in the last half of the taxable year) and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
        Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, our board of directors will grant an exemption to any person only if it obtains such representations, covenants and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

        Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void. However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be appointed by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid to a prohibited owner before our discovery that shares of stock have been transferred to the trustee will be paid by the prohibited owner to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:
• rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and
• recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.
        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.
        Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:
• the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and
• the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).
        The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:
• such shares will be deemed to have been sold on behalf of the charitable trust; and

• to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.
        In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
• the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and
• the market price on the date we, or our designee, accepts such offer.
        We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.
        All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
        Every holder of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each beneficial or constructive owner of our capital stock (including the stockholder of record) shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and ensure compliance with our ownership limits.
        Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
        The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.
Listing
The common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “NYMT.”

DESCRIPTION OF PREFERRED STOCK
General
        The registrar, transfer agent and dividend and redemption price disbursing agent in respect of our Series D Preferred Stock, our Series E Preferred Stock, our Series F Preferred Stock and our Series G Preferred Stock is American Stock Transfer & Trust Company, LLC. For as long as any shares of our Outstanding Series of Preferred Stock are outstanding, we will maintain an office or agency where shares of our Outstanding Series of Preferred Stock may be surrendered for payment (including upon redemption), registration of transfer or exchange.
Our Series D Preferred Stock

        Terms defined in this “Our Series D Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Our Series D Preferred Stock” section.
Maturity
        The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series D Preferred Stock.
Ranking
        The Series D Preferred Stock ranks, with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up:
• senior to all classes or series of our Junior Stock;
• on a parity with our Parity Stock;
• junior to any of our Senior Stock; and
• effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends
        Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share) to, but excluding, October 15, 2027 (the “Fixed Rate Period”). On and after October 15, 2027 (the “Floating Rate Period”), dividends on the Series D Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR (as defined below) as calculated on each applicable Dividend Determination Date (as defined below) plus a spread of 5.695%. Dividends on the Series D Preferred Stock will accumulate daily and be cumulative from, but excluding, the dividend payment date (as defined below) immediately preceding the date of issuance of such shares and will be payable quarterly in arrears on the 15th day of each January, April, July and October (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles supplementary filed with the State Department of Assessment and Taxation of Maryland on October 10, 2017, setting forth the terms of the Series D Preferred Stock (as amended, the “Series D Articles Supplementary”), then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Any dividends payable on the Series D Preferred Stock during the Fixed Rate Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any dividends payable on the Series D Preferred Stock during the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed by multiplying the floating rate for that Dividend Period by a fraction, the numerator of which will be the actual number of days elapsed during that Dividend Period and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series D Preferred Stock. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be the first day of the calendar month (whether or not a business day) in which the applicable Dividend Payment Date falls (each, a “dividend record date”). The dividends payable on any dividend payment date will include dividends accumulated to, but not including, such dividend payment date.

        On any Dividend Determination Date, “three-month LIBOR” will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on such Dividend Determination Date. If on a Dividend Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.'s page “BBAM” (or any successor or replacement page). If the calculation agent determines that three-month LIBOR has been discontinued, then it will determine whether to use a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the calculation agent determines there is an industry accepted successor base rate, the calculation agent will use such successor base rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the calculation agent determines to use a substitute or successor base rate as so provided, the following will apply: If no offered rate appears on “Reuters Page LIBOR01” (or any successor or replacement page) or Bloomberg L.P. page “BBAM” (or any successor or replacement page) on a Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with us) will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. If no quotation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, will determine three-month LIBOR for the second London Business Day (as defined below) immediately preceding the first day of such Dividend Period in its sole discretion.
        The calculation agent's determination of any interest rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at our principal offices, will be made available to any holder of Series D Preferred Stock upon request and will be final and binding in the absence of manifest error.
        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
        “Dividend Determination Date” means the London Business Day immediately preceding the first date of the applicable Dividend Period.
        “Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date.
        “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
        “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

        No dividends on shares of Series D Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
        Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears, and holders of Series D Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
        Future dividends on our common stock and preferred stock, including the Series D Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series D Preferred Stock or what the actual dividends will be for any future period.
        Except as noted below, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our Junior Stock) may be declared or paid or set apart for payment upon our Junior Stock or our Parity Stock and no other distribution may be declared or made upon our Junior Stock or our Parity Stock. In addition, our Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series D Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and our Parity Stock, all dividends declared upon the Series D Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series D Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.
Liquidation Preference
        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any classes or series of our Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of Junior Stock; and the holders of Series D Preferred Stock will not be entitled to any further payment.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of our Series D Preferred Stock and the corresponding amounts payable on all shares of our other Parity Stock, then the holders of our Series D Preferred Stock and all other such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
        Notice of any such liquidation will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series D Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series D Preferred Stock will not be added to our total liabilities.
Redemption
        The Series D Preferred Stock is not redeemable by us prior to October 15, 2027, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined below).
        Optional Redemption.    On and after October 15, 2027, we may, at our option, upon not less than 30 nor more than 60 days' notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days' notice, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series D Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
        A “Change of Control” is deemed to occur when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:
• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on a successor to the foregoing exchanges.
        Redemption Procedures.    In the event we elect to redeem Series D Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series D Preferred Stock called for redemption at such holder's address as it appears on our stock records and will state the following:
• the redemption date;
• the number of shares of Series D Preferred Stock to be redeemed;
• the redemption price;
• the place or places where certificates (if any) for the Series D Preferred Stock are to be surrendered for payment of the redemption price;
• that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
• if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
• if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series D Preferred Stock being so called for redemption will not be able to tender such shares of Series D Preferred Stock for conversion in connection with the Change of Control and that each share of Series D Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
        If less than all of the Series D Preferred Stock held by any holder is to be redeemed, the notice given to such holder will also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock, except as to the holder to whom notice was defective or not given. Notwithstanding the foregoing, no notice of redemption will be required where we elect to redeem Series D Preferred Stock to preserve our status as a REIT.
        Holders of shares of Series D Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
        If notice of redemption of any shares of Series D Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series D Preferred Stock, those shares of Series D Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
        If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.

        If less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method that we determine will not result in the automatic transfer of any shares of Series D Preferred Stock to a trust pursuant to our charter. See “Description of Common Stock—Restrictions on Ownership and Transfer” and “Description of Preferred Stock—Our Series D Preferred Stock—Restrictions on Ownership” hereto.
        Immediately prior to any redemption of Series D Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series D Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series D Preferred Stock to be redeemed.
        Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series D Preferred Stock may be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Stock and all classes or series of Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series D Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes.
        Subject to applicable law, we may purchase shares of Series D Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series D Preferred Stock that we acquire, by redemption or otherwise, will be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
        Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series D Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series D Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series D Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series D Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series D Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•7.96178, or the “Share Cap,” subject to certain adjustments as described below.

        Notwithstanding anything in the Series D Articles Supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series D Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series D Preferred Stock to be converted.
        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
        For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series D Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Stock will receive upon conversion of such shares of the Series D Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever is applicable to a Change of Control, is referred to as the “Conversion Consideration.”
        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
        We will not issue fractional shares of our common stock upon the conversion of the Series D Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

        Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series D Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice will be delivered to the holders of record of the shares of Series D Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
• the events constituting the Change of Control;
• the date of the Change of Control;
• the last date on which the holders of Series D Preferred Stock may exercise their Change of Control Conversion Right;
• the method and period for calculating the Common Stock Price;
• the Change of Control Conversion Date;
• that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series D Preferred Stock, holders of Series D Preferred Stock that are subject to such redemption will not be able to convert the shares of Series D Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
• if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;
• the name and address of the paying agent, transfer agent and conversion agent for the Series D Preferred Stock;
• the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series D Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
• the last date on which holders of Series D Preferred Stock may withdraw shares of Series D Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
        Under such circumstances, we also will issue a press release containing such notice for publication on the Dow Jones & Company, Inc., Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series D Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series D Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series D Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
• the relevant Change of Control Conversion Date;
• the number of shares of Series D Preferred Stock to be converted; and
• that the shares of the Series D Preferred Stock are to be converted pursuant to the applicable provisions of the Series D Articles Supplementary.
        The “Change of Control Conversion Date” is the date the Series D Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series D Preferred Stock.
        The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
        Holders of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
• the number of withdrawn shares of Series D Preferred Stock;
• if certificated shares of Series D Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and
• the number of shares of Series D Preferred Stock, if any, which remain subject to the holder's conversion notice.
        Notwithstanding the foregoing, if any shares of Series D Preferred Stock are held in book-entry form through The Depository Trust Company (the “DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Shares of Series D Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series D Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series D Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
        In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series D Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series D Preferred Stock, no holder of Series D Preferred Stock will be entitled to convert such shares of the Series D Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the sections entitled “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.
        The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
        Except as provided above in connection with a Change of Control, the Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights
        Holders of Series D Preferred Stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of Series D Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series D Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series D Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series D Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of Series D Preferred Stock to elect any directors will cease and, unless there are other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series D Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series D Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series D Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series D Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors' right to hold the office terminates as described above, whichever occurs earlier.
        On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series D Preferred Stock as a single class on any matter, the Series D Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series D Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable occurs, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series D Preferred Stock and any other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable.
        Any director elected by holders of shares of Series D Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series D Preferred Stock and any such class or series of Parity Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

        So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series D Preferred Stock, and our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series D Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series D Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series D Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series D Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including Outstanding Series of Preferred Stock or Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series D Preferred Stock. Notwithstanding the foregoing, holders of any class or series of Parity Stock will not be entitled to vote together as a class with the holders of the Series D Preferred Stock on any amendment, alteration or repeal of any provision of our charter unless such action affects the holders of the Series D Preferred Stock and such other Parity Stock equally.
        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series D Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
        Except as expressly stated in the Series D Articles Supplementary, the Series D Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series D Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series D Preferred Stock.
Information Rights
        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.nymtrust.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
        The Series D Articles Supplementary provide that the aggregate stock ownership limitation included in our charter (as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) applies to ownership of shares of Series D Preferred Stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of shares of our outstanding common stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” hereto. No holder of Series D Preferred Stock will be entitled to convert any shares of Series D Preferred Stock into shares of our common stock to the extent that receipt of shares of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter. Our board of directors may, in its sole discretion, exempt a person from any of the ownership limits, as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.

Preemptive Rights
        No holders of Series D Preferred Stock will, as holders of Series D Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Calculation Agent
        American Stock Transfer & Trust Company, LLC, or any other firm appointed by us, will be the “calculation agent” for the Series D Preferred Stock.
Listing
Our Series D Preferred Stock listed on Nasdaq under the symbol “NYMTN.”

Our Series E Preferred Stock
        Terms defined in this “Our Series E Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Our Series E Preferred Stock” section.
Maturity
        The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment any funds to redeem the Series E Preferred Stock.
Ranking
        The Series E Preferred Stock ranks, with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up:
• senior to all classes or series of our Junior Stock;
• on a parity with our Parity Stock;
• junior to any of our Senior Stock; and
• effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends

        Holders of shares of the Series E Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 7.875% of the $25.00 per share liquidation preference per annum (equivalent to $1.96875 per annum per share) to, but excluding, January 15, 2025 (the “Fixed Rate Period”). On and after January 15, 2025 (the “Floating Rate Period”), dividends on the Series E Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate (as defined below) as calculated on each applicable Dividend Determination Date (as defined below) plus a spread of 6.429% per annum (the “Floating Rate”). Dividends on the Series E Preferred Stock will accumulate daily and with respect to any shares of Series E Preferred Stock issued before January 15, 2020, will be cumulative from, and including, October 18, 2019 (the “original issue date”), or, with respect to any shares of Series E Preferred Stock issued on or after January 15, 2020, will be cumulative from the most recent dividend payment date to which dividends have been paid in full and will be payable quarterly in arrears on the 15th day of each January, April, July and October, beginning on January 15, 2020 (each, a “dividend payment date”). If any dividend payment date prior to January 15, 2025 is a day that is not a business day, as defined in the articles supplementary filed with the State Department of Assessment and Taxation of Maryland on October 15, 2019, setting forth the terms of the Series E Preferred Stock (as amended, the “Series E Articles Supplementary”), then the dividend which would otherwise have been payable on that dividend payment date will instead be paid on the immediately succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. If any dividend payment date on or after January 15, 2025 is a day that is not a business day, then the dividend payment date will instead be the immediately succeeding business day, and dividends will accrue to, but not including, such dividend payment date. Any dividends payable on the Series E Preferred Stock during the Fixed Rate Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any dividends payable on the Series E Preferred Stock during the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed by multiplying the Floating Rate for that Dividend Period by a fraction, the numerator of which will be the actual number of days elapsed during that Dividend Period and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series E Preferred Stock. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be the first day of the calendar month (whether or not a business day) in which the applicable Dividend Payment Date falls (each, a “dividend record date”). The dividends payable on any dividend payment date will include dividends accumulated to, but not including, such dividend payment date.

        For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us or a Calculation Agent (as defined herein) as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions: (i) LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or (ii) if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who will, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, will determine LIBOR for the second London Business Day (as defined herein) immediately preceding the first day of the applicable Dividend Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR Rate for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.
        Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.
        “Calculation Agent” means a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
        “Dividend Determination Date” means the second London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
        “Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series E Preferred Stock to, but excluding, January 15, 2020.

        “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
        “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
        No dividends on shares of Series E Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
        Notwithstanding anything to the contrary contained herein, dividends on the Series E Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends, and (iv) those dividends are authorized and declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears, and holders of Series E Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series E Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
        Future dividends on our common stock and preferred stock, including the Series E Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our Series E Preferred Stock or what the actual dividends will be for any future period.
        Except as noted below, unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our Junior Stock) may be declared or paid or set apart for payment upon our Junior Stock or our Parity Stock and no other distribution may be declared or made upon our Junior Stock or our Parity Stock. In addition, our Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series E Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and shares of any class or series of our Parity Stock, all dividends declared upon the Series E Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series E Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.

Liquidation Preference
        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series E Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any classes or series of our Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, without interest, before any distribution of assets is made to holders of Junior Stock; and the holders of Series E Preferred Stock will not be entitled to any further payment.
        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of our Series E Preferred Stock and the corresponding amounts payable on all shares of our other Parity Stock, then the holders of our Series E Preferred Stock and all other such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
        Notice of any such liquidation will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series E Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series E Preferred Stock will not be added to our total liabilities.
Redemption
        The Series E Preferred Stock is not redeemable by us prior to January 15, 2025, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined below).
        Optional Redemption.    On and after January 15, 2025, we may, at our option, upon not less than 30 nor more than 60 days' notice, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days' notice, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series E Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series E Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
        A “Change of Control” is deemed to occur when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on a successor to the foregoing exchanges.
        Redemption Procedures.    In the event we elect to redeem Series E Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series E Preferred Stock called for redemption at such holder's address as it appears on our stock records and will state the following:
• the redemption date;
• the number of shares of Series E Preferred Stock to be redeemed;
• the redemption price;
• the place or places where certificates (if any) for the Series E Preferred Stock are to be surrendered for payment of the redemption price;
• that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
• if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
• if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series E Preferred Stock being so called for redemption will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and that each share of Series E Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
        If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice given to such holder will also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock, except as to the holder to whom notice was defective or not given. Notwithstanding the foregoing, no notice of redemption will be required where we elect to redeem Series E Preferred Stock to preserve our status as a REIT.
        Holders of shares of Series E Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

        If notice of redemption of any shares of Series E Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series E Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series E Preferred Stock, those shares of Series E Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
        If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.
        If less than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method that we determine will not result in the automatic transfer of any shares of Series E Preferred Stock to a trust pursuant to our charter. See “Description of Common Stock—Restrictions on Ownership and Transfer” and “Description of Preferred Stock—Our Series E Preferred Stock—Restrictions on Ownership” hereto.
        Immediately prior to any redemption of Series E Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series E Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series E Preferred Stock to be redeemed.
        Unless full cumulative dividends on all shares of Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series E Preferred Stock may be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Stock and all classes or series of Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series E Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes.
        Subject to applicable law, we may purchase shares of Series E Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series E Preferred Stock that we acquire, by redemption or otherwise, will be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
        Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series E Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series E Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series E Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series E Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•8.27815, or the “Share Cap,” subject to certain adjustments as described below.
        Notwithstanding anything in the Series E Articles Supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series E Preferred Stock to be converted.
        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
        For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series E Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Stock will receive upon conversion of such shares of Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever is applicable to a Change of Control, is referred to as the “Conversion Consideration.”
        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

        We will not issue fractional shares of our common stock upon the conversion of the Series E Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
        Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series E Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice will be delivered to the holders of record of the shares of Series E Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
• the events constituting the Change of Control;
• the date of the Change of Control;
• the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right;
• the method and period for calculating the Common Stock Price;
• the Change of Control Conversion Date;
• that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series E Preferred Stock, holders of Series E Preferred Stock that are subject to such redemption will not be able to convert the shares of Series E Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
• if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock;
• the name and address of the paying agent, transfer agent and conversion agent for the Series E Preferred Stock;
• the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series E Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
• the last date on which holders of Series E Preferred Stock may withdraw shares of Series E Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
        Under such circumstances, we also will issue a press release containing such notice for publication on the Dow Jones & Company, Inc., Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series E Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series E Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series E Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
• the relevant Change of Control Conversion Date;
• the number of shares of Series E Preferred Stock to be converted; and
• that the shares of the Series E Preferred Stock are to be converted pursuant to the applicable provisions of the Series E Articles Supplementary.

        The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Stock.
        The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
        Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
• the number of withdrawn shares of Series E Preferred Stock;
• if certificated shares of Series E Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and
• the number of shares of Series E Preferred Stock, if any, which remain subject to the holder's conversion notice.
        Notwithstanding the foregoing, if any shares of Series E Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Shares of Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series E Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series E Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
        In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series E Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock will be entitled to convert such shares of the Series E Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the sections entitled “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.
        The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
        Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
        Holders of Series E Preferred Stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of Series E Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series E Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series E Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series E Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of Series E Preferred Stock to elect any directors will cease and, unless there are other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series E Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series E Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series E Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series E Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), with each such director to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors' right to hold the office terminates as described above, whichever occurs earlier.
        On each matter on which holders of Series E Preferred Stock are entitled to vote, each share of Series E Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series E Preferred Stock as a single class on any matter, the Series E Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series E Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable occurs, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series E Preferred Stock and any other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable.
        Any director elected by holders of shares of Series E Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series E Preferred Stock and any such class or series of Parity Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

        So long as any shares of Series E Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series E Preferred Stock, and our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series E Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series E Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series E Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series E Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including Outstanding Series of Preferred Stock or Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series E Preferred Stock. Notwithstanding the foregoing, holders of any class or series of Parity Stock will not be entitled to vote together as a class with the holders of the Series E Preferred Stock on any amendment, alteration or repeal of any provision of our charter unless such action affects the holders of the Series E Preferred Stock and such other Parity Stock equally.
        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series E Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
        Except as expressly stated in the Series E Articles Supplementary, the Series E Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series E Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series E Preferred Stock.
Information Rights
        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series E Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.nymtrust.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
        The Series E Articles Supplementary provide that the aggregate stock ownership limitation included in our charter (as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) applies to ownership of shares of Series E Preferred Stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of shares of our outstanding common stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” hereto. No holder of Series E Preferred Stock will be entitled to convert any shares of Series E Preferred Stock into shares of our common stock to the extent that receipt of shares of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter. Our board of directors may, in its sole discretion, exempt a person from any of the ownership limits, as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.

Preemptive Rights
        No holders of Series E Preferred Stock will, as holders of Series E Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Listing

Our Series E Preferred Stock listed on Nasdaq under the symbol “NYMTM.”
Our Series F Preferred Stock
        Terms defined in this “Our Series F Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Our Series F Preferred Stock” section.
Maturity
        The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series F Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment any funds to redeem the Series F Preferred Stock.
Ranking
        The Series F Preferred Stock ranks, with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up:
• senior to all classes or series of our Junior Stock;
• on a parity with our Parity Stock;
• junior to any of our Senior Stock; and
• effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends

        Holders of shares of the Series F Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.875% of the $25.00 per share liquidation preference per annum (equivalent to $1.71875 per annum per share) to, but excluding, October 15, 2026 (the “Fixed Rate Period”). On and after October 15, 2026 (the “Floating Rate Period”), dividends on the Series F Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to the Benchmark rate (which is expected to be the Three-Month Term SOFR) plus a spread of 6.130% (the “Floating Rate”). Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero. Dividends on the Series F Preferred Stock will accumulate daily and with respect to any shares of Series F Preferred Stock issued before October 15, 2021, will be cumulative from, and including, July 7, 2021 (the “original issue date”), or, with respect to any shares of Series F Preferred Stock issued on or after October 15, 2021, will be cumulative from the most recent dividend payment date to which dividends have been paid in full, and will be payable quarterly in arrears on the 15th day of each January, April, July and October, beginning on October 15, 2021 (each, a “dividend payment date”). If any dividend payment date on or prior to October 15, 2026 is a day that is not a business day, as defined in the articles supplementary filed with the State Department of Assessment and Taxation of Maryland on July 6, 2021, setting forth the terms of the Series F Preferred Stock (as amended, the “Series F Articles Supplementary”), then the dividend which would otherwise have been payable on that dividend payment date will instead be paid on the immediately succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. If any dividend payment date after October 15, 2026 is a day that is not a business day, then the dividend payment date will be the immediately succeeding business day, and dividends will accrue to the dividend payment date. Any dividends payable on the Series F Preferred Stock during the Fixed Rate Period, including dividends payable for the first Dividend Period and any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any dividends payable on the Series F Preferred Stock during the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed by multiplying the Floating Rate for that Dividend Period by a fraction, the numerator of which will be the actual number of days elapsed during that Dividend Period and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series F Preferred Stock. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be the first day of the calendar month (whether or not a business day) in which the applicable dividend payment date falls (each, a “dividend record date”). The dividends payable on any dividend payment date will include dividends accumulated to, but not including, such dividend payment date.
         “Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which was be the period from, and including, the original issue date of the Series F Preferred Stock to, but excluding, October 15, 2021.
        For the purpose of calculating the dividends on the Series F Preferred Stock during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Dividend Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will appoint a third party independent financial institution of national standing with experience providing such services as calculation agent for the Series F Preferred Stock prior to the commencement of the Floating Rate Period. We may change the calculation agent at any time in our sole discretion.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
        “Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
        “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
        “Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
        “SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.
        “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
        “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
        “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Dividend Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Dividend Period and making dividend payments, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
        The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
        Notwithstanding the foregoing paragraphs related to the determination of the dividend rate, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the dividend rate on the Series F Preferred Stock during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the dividend rate on the Series F Preferred Stock during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus a spread of 6.130%.
        Absent manifest error, the calculation agent’s determination of the dividend rate for a particular Dividend Period for the Series F Preferred Stock will be binding and conclusive on you, the transfer agent and us. The calculation agent’s determination of any dividend rate, and its calculation of dividends for any Dividend Period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Series F Preferred Stock upon request and will be provided to the transfer agent.
        If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the dividend rate and dividend payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when the Series F Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and dividend payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.

        No dividends on shares of Series F Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
        Notwithstanding anything to the contrary contained herein, dividends on the Series F Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are authorized and declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears, and holders of Series F Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series F Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
        Future dividends on our common stock and preferred stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our Series F Preferred Stock or what the actual dividends will be for any future period.
        Except as noted below, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our Junior Stock) may be declared or paid or set apart for payment upon our Junior Stock or our Parity Stock and no other distribution may be declared or made upon our Junior Stock or our Parity Stock. In addition, our Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series F Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and shares of any class or series of our Parity Stock, all dividends declared upon the Series F Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series F Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears.
Liquidation Preference
        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series F Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any classes or series of our Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, without interest, before any distribution of assets is made to holders of Junior Stock; and the holders of Series F Preferred Stock will not be entitled to any further payment.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of our Series F Preferred Stock and the corresponding amounts payable on all shares of our other Parity Stock, then the holders of our Series F Preferred Stock and all other such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
        Notice of any such liquidation will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series F Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series F Preferred Stock will not be added to our total liabilities.

Redemption
        The Series F Preferred Stock is not redeemable by us prior to October 15, 2026, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined below).
        Optional Redemption.    On and after October 15, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series F Preferred Stock, in whole or in part, within 120 days on or after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series F Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series F Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
        A “Change of Control” is deemed to occur when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:
• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on a successor to the foregoing exchanges.
        Redemption Procedures.    In the event we elect to redeem Series F Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series F Preferred Stock called for redemption at such holder's address as it appears on our stock records and will state the following:
• the redemption date;
• the number of shares of Series F Preferred Stock to be redeemed;
• the redemption price;
• the place or places where certificates (if any) for the Series F Preferred Stock are to be surrendered for payment of the redemption price;
• that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
• if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
• if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series F Preferred Stock being so called for redemption will not be able to tender such shares of Series F Preferred Stock for conversion in connection with the Change of Control and that each share of Series F Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
        If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice given to such holder will also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock, except as to the holder to whom notice was defective or not given. Notwithstanding the foregoing, no notice of redemption will be required where we elect to redeem Series F Preferred Stock to preserve our status as a REIT.
        Holders of shares of Series F Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
        If notice of redemption of any shares of Series F Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series F Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series F Preferred Stock, those shares of Series F Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

        If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.
        If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series F Preferred Stock would become a holder of a number of shares of Series F Preferred Stock in excess of the ownership limit described in our charter, then the Company will redeem the requisite number of shares of such holder so that no holder will hold a number of shares in excess of the ownership limit provided in our charter. See “Description of Common Stock—Restrictions on Ownership and Transfer” and “Description of Preferred Stock—Our Series F Preferred Stock—Restrictions on Ownership” hereto.
        Immediately prior to any redemption of Series F Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series F Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series F Preferred Stock to be redeemed.
        Unless full cumulative dividends on all shares of Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series F Preferred Stock may be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series F Preferred Stock and all classes or series of Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series F Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes.
        Subject to applicable law, we may purchase shares of Series F Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series F Preferred Stock that we acquire, by redemption or otherwise, will be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
        Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series F Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series F Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series F Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series F Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series F Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series F Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•11.21076, or the “Share Cap,” subject to certain adjustments as described below.

        Notwithstanding anything in the Series F Articles Supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series F Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series F Preferred Stock to be converted.
        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
        For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series F Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series F Preferred Stock will receive upon conversion of such shares of Series F Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever is applicable to a Change of Control, is referred to as the “Conversion Consideration.”
        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
        We will not issue fractional shares of our common stock upon the conversion of the Series F Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
        Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series F Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series F Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice will be delivered to the holders of record of the shares of Series F Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

• the events constituting the Change of Control;
• the date of the Change of Control;
• the last date on which the holders of Series F Preferred Stock may exercise their Change of Control Conversion Right;
• the method and period for calculating the Common Stock Price;
• the Change of Control Conversion Date;
• that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series F Preferred Stock, holders of Series F Preferred Stock that are subject to such redemption will not be able to convert the shares of Series F Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
• if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series F Preferred Stock;
• the name and address of the paying agent, transfer agent and conversion agent for the Series F Preferred Stock;
• the procedures that the holders of Series F Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series F Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
• the last date on which holders of Series F Preferred Stock may withdraw shares of Series F Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
        Under such circumstances, we also will issue a press release containing such notice for publication on the Dow Jones & Company, Inc., Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series F Preferred Stock.
        To exercise the Change of Control Conversion Right, the holders of Series F Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series F Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series F Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series F Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
• the relevant Change of Control Conversion Date;
• the number of shares of Series F Preferred Stock to be converted; and
• that the shares of the Series F Preferred Stock are to be converted pursuant to the applicable provisions of the Series F Articles Supplementary.

        The “Change of Control Conversion Date” is the date the Series F Preferred Stock is to be converted, which will be a business day selected by us that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series F Preferred Stock.
        The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
        Holders of Series F Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
• the number of withdrawn shares of Series F Preferred Stock;
• if certificated shares of Series F Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series F Preferred Stock; and
• the number of shares of Series F Preferred Stock, if any, which remain subject to the holder’s conversion notice.
        Notwithstanding the foregoing, if any shares of Series F Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
        Shares of Series F Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series F Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series F Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series F Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series F Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series F Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series F Preferred Stock, no holder of Series F Preferred Stock will be entitled to convert such shares of the Series F Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the sections entitled “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.
        The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
        Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
        Holders of Series F Preferred Stock will not have any voting rights, except as set forth below.
        Whenever dividends on any shares of Series F Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series F Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series F Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series F Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of Series F Preferred Stock to elect any directors will cease and, unless there are other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series F Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series F Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series F Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series F Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), with each such director to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors' right to hold the office terminates as described above, whichever occurs earlier.

        On each matter on which holders of Series F Preferred Stock are entitled to vote, each share of Series F Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series F Preferred Stock as a single class on any matter, the Series F Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series F Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable occurs, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series F Preferred Stock and any other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable.
        Any director elected by holders of shares of Series F Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series F Preferred Stock and any such class or series of Parity Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).
        So long as any shares of Series F Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series F Preferred Stock, and our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series F Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series F Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series F Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series F Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including Outstanding Series of Preferred Stock or Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series F Preferred Stock. Notwithstanding the foregoing, holders of any class or series of Parity Stock will not be entitled to vote together as a class with the holders of the Series F Preferred Stock on any amendment, alteration or repeal of any provision of our charter unless such action affects the holders of the Series F Preferred Stock and such other Parity Stock equally.
        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
        Except as expressly stated in the Series F Articles Supplementary, the Series F Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series F Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series F Preferred Stock.

Information Rights
        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series F Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.nymtrust.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
        The Series F Articles Supplementary provide that the aggregate stock ownership limitation included in our charter (as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) applies to ownership of shares of Series F Preferred Stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of shares of our outstanding common stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” hereto. No holder of Series F Preferred Stock will be entitled to convert any shares of Series F Preferred Stock into shares of our common stock to the extent that receipt of shares of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter. Our board of directors may, in its sole discretion, exempt a person from any of the ownership limits, as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.
Preemptive Rights
        No holders of Series F Preferred Stock will, as holders of Series F Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Effect of Benchmark Transition Event
        Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series F Preferred Stock during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.
        Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
        Certain Defined Terms. As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if  (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1) Compounded SOFR;
(2) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(3) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.
        “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.
         “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “dividend period,” timing and frequency of determining rates with respect to each dividend period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
         “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;
(2) in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
        For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
         “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
         “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:
(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2) if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.
        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 6.130% per annum.
         “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
         “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
        “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
        “ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
        “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
        “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
        “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
        The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Dividends.”

Determinations and Decisions
The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Series F Preferred Stock, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the Series F Preferred Stock, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Series F Preferred Stock and the transfer agent absent manifest error;
•	if made by us as calculation agent, will be made in our sole discretion;
•	if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and
•	notwithstanding anything to the contrary in the articles supplementary, shall become effective without consent from the holders of the Series F Preferred Stock, the transfer agent or any other party.

Listing

Our Series F Preferred Stock listed on Nasdaq under the symbol “NYMTL.”
Our Series G Preferred Stock
        Terms defined in this “Our Series G Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Our Series G Preferred Stock” section.
Maturity
        The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment any funds to redeem the Series G Preferred Stock.
Ranking
        The Series G Preferred Stock ranks, with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up:
• senior to all classes or series of our Junior Stock;
• on a parity with our Parity Stock;
• junior to any of our Senior Stock; and
• effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends
        Holders of shares of the Series G Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 7.000% of the $25.00 per share liquidation preference per annum (equivalent to $1.75 per annum per share). Dividends on the Series G Preferred Stock will accumulate daily and with respect to any shares of Series G Preferred Stock issued before January 15, 2022, will be cumulative from, and including, November 24, 2021 (the “original issue date”), or, with respect to any shares of Series G Preferred Stock issued on or after January 15, 2022, will be cumulative from the most recent dividend payment date to which dividends have been paid in full, and will be payable quarterly in arrears on the 15th day of each January, April, July and October, beginning on January 15, 2022 (each, a “dividend payment date”). If any dividend payment is a day that is not a Business Day, then the dividend which would otherwise have been payable on that dividend payment date will instead be paid on the immediately succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding Business Day. Any dividends payable on the Series G Preferred Stock, including dividends payable for the first Dividend Period and any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be the first day of the calendar month (whether or not a Business Day) in which the applicable dividend payment date falls (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
        “Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which was be the period from, and including, the original issue date of the Series G Preferred Stock to, but excluding, January 15, 2022.
        “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
        “Set apart for payment” is deemed to include (without limitation), without any action other than the following: the recording by us in our accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by our board of directors and a declaration of dividends or other distribution by us, the allocation of funds to be so paid on any series or class of shares of our stock; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of our Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series G Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
        No dividends on shares of Series G Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
        Notwithstanding anything to the contrary contained herein, dividends on the Series G Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are authorized and declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears, and holders of Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

        Future dividends on our common stock and preferred stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our Series G Preferred Stock or what the actual dividends will be for any future period.
        Except as noted below, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our Junior Stock) may be declared or paid or set apart for payment upon our Junior Stock or our Parity Stock and no other distribution may be declared or made upon our Junior Stock or our Parity Stock. In addition, our Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series G Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and shares of any class or series of our Parity Stock, all dividends declared upon the Series G Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series G Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears.
Liquidation Preference
        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any classes or series of our Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, without interest, before any distribution of assets is made to holders of Junior Stock; and the holders of Series G Preferred Stock will not be entitled to any further payment.
        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of our Series G Preferred Stock and the corresponding amounts payable on all shares of our other Parity Stock, then the holders of our Series G Preferred Stock and all other such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
        Notice of any such liquidation will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series G Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series G Preferred Stock will not be added to our total liabilities.

Redemption
        The Series G Preferred Stock is not redeemable by us prior to January 15, 2027, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined below).
        Optional Redemption.    On and after January 15, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series G Preferred Stock, in whole or in part, within 120 days on or after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series G Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
        A “Change of Control” is deemed to occur when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:
• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, LLC or the Nasdaq Stock Market, or listed or quoted on a successor to the foregoing exchanges.
        Redemption Procedures.    In the event we elect to redeem Series G Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series G Preferred Stock called for redemption at such holder's address as it appears on our stock records and will state the following:
• the redemption date;
• the number of shares of Series G Preferred Stock to be redeemed;
• the redemption price;

• the place or places where certificates (if any) for the Series G Preferred Stock are to be surrendered for payment of the redemption price;
• that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
• if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
• if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series G Preferred Stock being so called for redemption will not be able to tender such shares of Series G Preferred Stock for conversion in connection with the Change of Control and that each share of Series G Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
        If less than all of the Series G Preferred Stock held by any holder is to be redeemed, the notice given to such holder will also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock, except as to the holder to whom notice was defective or not given. Notwithstanding the foregoing, no notice of redemption will be required where we elect to redeem Series G Preferred Stock to preserve our status as a REIT.
        Holders of shares of Series G Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
        If notice of redemption of any shares of Series G Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series G Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series G Preferred Stock, those shares of Series G Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
        If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.
        If less than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series G Preferred Stock would become a holder of a number of shares of Series G Preferred Stock in excess of the ownership limit described in our charter, then the Company will redeem the requisite number of shares of such holder so that no holder will hold a number of shares in excess of the ownership limit provided in our charter. See “Description of Common Stock—Restrictions on Ownership and Transfer” and “Description of Preferred Stock—Our Series G Preferred Stock—Restrictions on Ownership” hereto.
        Immediately prior to any redemption of Series G Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series G Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series G Preferred Stock to be redeemed.

        Unless full cumulative dividends on all shares of Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series G Preferred Stock may be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Stock and all classes or series of Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series G Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT for U.S. federal income tax purposes.
        Subject to applicable law, we may purchase shares of Series G Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series G Preferred Stock that we acquire, by redemption or otherwise, will be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
        Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series G Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series G Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•12.16545, or the “Share Cap,” subject to certain adjustments as described below.
        Notwithstanding anything in the articles supplementary filed with the State Department of Assessment and Taxation of Maryland on November 23, 2021, setting forth the terms of the Series G Preferred Stock (the “Series G Articles Supplementary”) to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series G Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series G Preferred Stock to be converted.
        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series G Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Preferred Stock will receive upon conversion of such shares of Series G Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever is applicable to a Change of Control, is referred to as the “Conversion Consideration.”
        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
        We will not issue fractional shares of our common stock upon the conversion of the Series G Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
        Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series G Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series G Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice will be delivered to the holders of record of the shares of Series G Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
• the events constituting the Change of Control;
• the date of the Change of Control;
• the last date on which the holders of Series G Preferred Stock may exercise their Change of Control Conversion Right;
• the method and period for calculating the Common Stock Price;
• the Change of Control Conversion Date;
• that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series G Preferred Stock, holders of Series G Preferred Stock that are subject to such redemption will not be able to convert the shares of Series G Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

• if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G Preferred Stock;
• the name and address of the paying agent, transfer agent and conversion agent for the Series G Preferred Stock;
• the procedures that the holders of Series G Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series G Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
• the last date on which holders of Series G Preferred Stock may withdraw shares of Series G Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
        Under such circumstances, we also will issue a press release containing such notice for publication on the Dow Jones & Company, Inc., Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series G Preferred Stock.
        To exercise the Change of Control Conversion Right, the holders of Series G Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series G Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series G Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series G Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
• the relevant Change of Control Conversion Date;
• the number of shares of Series G Preferred Stock to be converted; and
• that the shares of the Series G Preferred Stock are to be converted pursuant to the applicable provisions of the Series G Articles Supplementary.
        The “Change of Control Conversion Date” is the date the Series G Preferred Stock is to be converted, which will be a Business Day selected by us that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series G Preferred Stock.
        The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

        Holders of Series G Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
• the number of withdrawn shares of Series G Preferred Stock;
• if certificated shares of Series G Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series G Preferred Stock; and
• the number of shares of Series G Preferred Stock, if any, which remain subject to the holder’s conversion notice.
        Notwithstanding the foregoing, if any shares of Series G Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
        Shares of Series G Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series G Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series G Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series G Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
        We will deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
        In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series G Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series G Preferred Stock, no holder of Series G Preferred Stock will be entitled to convert such shares of the Series G Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the sections entitled “—Restrictions on Transfer and Ownership” below and “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.
        The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
        Except as provided above in connection with a Change of Control, the Series G Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
        Holders of Series G Preferred Stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of Series G Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series G Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series G Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series G Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of Series G Preferred Stock to elect any directors will cease and, unless there are other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series G Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series G Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series G Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series G Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), with each such director to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors' right to hold the office terminates as described above, whichever occurs earlier.
        On each matter on which holders of Series G Preferred Stock are entitled to vote, each share of Series G Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series G Preferred Stock as a single class on any matter, the Series G Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series G Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable occurs, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series G Preferred Stock and any other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable.
        Any director elected by holders of shares of Series G Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, only by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series G Preferred Stock and any such class or series of Parity Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

        So long as any shares of Series G Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series G Preferred Stock, and our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series G Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series G Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series G Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series G Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including Outstanding Series of Preferred Stock or Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series G Preferred Stock. Notwithstanding the foregoing, holders of any class or series of Parity Stock will not be entitled to vote together as a class with the holders of the Series G Preferred Stock on any amendment, alteration or repeal of any provision of our charter unless such action affects the holders of the Series G Preferred Stock and such other Parity Stock equally.
        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series G Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
        Except as expressly stated in the Series G Articles Supplementary, the Series G Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series G Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series G Preferred Stock.
Information Rights
        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.nymtrust.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
        The Series G Articles Supplementary provide that the aggregate stock ownership limitation included in our charter (as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto) applies to ownership of shares of Series G Preferred Stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of shares of our outstanding common stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” hereto. No holder of Series G Preferred Stock will be entitled to convert any shares of Series G Preferred Stock into shares of our common stock to the extent that receipt of shares of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter. Our board of directors may, in its sole discretion, exempt a person from any of the ownership limits, as described under “Description of Common Stock—Restrictions on Ownership and Transfer” hereto.

Preemptive Rights
        No holders of Series G Preferred Stock will, as holders of Series G Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Listing
Our Series G Preferred Stock listed on Nasdaq under the symbol “NYMTZ.”